CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 9, 2006

Date of Report

(Date of Earliest Event Reported)

S.E. Asia Trading Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada		20-0507518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1545 E. Interstate 30

Rockwall, TX 75087

(Address of principal executive offices (zip code))

(972) 772-3300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

Our board of directors, by written consent dated December 22, 2005, unanimously adopted a resolution to amend our bylaws so that that Article II, Section 11 allows for any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, to be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.  Therefore, Article II, Section 11 shall read as follows:

Section 11. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders,

may be taken without a meeting if a consent in writing, setting forth the action so taken,  shall be  signed by a majority of the  shareholders  entitled  to vote with respect to the subject matter thereof.

Previously, all of the shareholders entitled to vote had to sign the consent for action to be taken without a meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

3.1	Text of Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

S.E. Asia Trading Company, Inc.
By: /s/ Thomas G. Miller Thomas G. Miller Chief Executive Officer

Exhibit 3.1

Text of Amendment to Bylaws

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 11. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

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